                                      CHIQUITA BRANDS INTERNATIONAL, INC.                           EXHIBIT  11
                                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (In thousands, except per share amounts)

                                                           Year Ended December 31,
                                                1995          1994          1993          1992           1991
                                            --------      --------      --------      --------       --------
A.  Primary earnings (loss) per
    common share:
------------------------------

Income (loss) from continuing operations      $27,969       $(84,311)     $(51,081)    $(221,708)     $110,909
Dividends on Series A preferred stock          (8,266)        (7,232)           --            --            --
                                             --------       --------      --------      --------      --------
Income (loss) from continuing operations
  attributable to common shares                19,703        (91,543)      (51,081)     (221,708)      110,909
Discontinued operations                       (11,197)        35,611            --       (62,332)       17,586
                                             --------       --------      --------      --------      --------
Income (loss) attributable to common
  shares before extraordinary item              8,506        (55,932)      (51,081)     (284,040)      128,495
Extraordinary loss from debt refinancing       (7,560)       (22,840)           --            --            --
                                             --------       --------      --------      --------      --------
Net income (loss) attributable
  to common shares                               $946       $(78,772)     $(51,081)    $(284,040)     $128,495
                                             ========       ========      ========      ========      ========
Shares used in calculation of per share data:
  Weighted average common and equivalent
      Series C preference shares outstanding   53,647         52,033        51,427        51,804        47,834
  Less restricted common shares                  (387)            --            --            --            --
  Dilutive effect of assumed exercise
      of stock options and warrants               410             --            --            --         2,548
                                             --------       --------      --------      --------      --------
                                               53,670         52,033        51,427        51,804        50,382
                                             ========       ========      ========      ========      ========
Primary earnings (loss) per common share:
  -   Continuing operations                      $.37         $(1.76)        $(.99)       $(4.28)        $2.20
  -   Discontinued operations                    (.21)           .69            --         (1.20)          .35
  -   Extraordinary item                         (.14)          (.44)           --            --            --
                                             --------       --------      --------      --------      --------
  -   Net income (loss)                          $.02         $(1.51)        $(.99)       $(5.48)        $2.55
                                             ========       ========      ========      ========      ========
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
                                      CHIQUITA BRANDS INTERNATIONAL, INC.                   EXHIBIT  11 (cont.)
                                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (In thousands, except per share amounts)

                                                           Year Ended December 31,
                                                1995          1994          1993          1992           1991
                                            --------      --------      --------      --------       --------
B. Fully diluted earnings
    (loss) per common share:
-----------------------------
Income (loss) from continuing operations    $27,969       $(84,311)     $(51,081)    $(221,708)     $110,909
Dividends on Series A preferred stock        (8,266)        (7,232)           --            --            --
Additional income as a result of assumed
  conversion of convertible debentures           --             --            --            --         4,836
                                           --------       --------      --------      --------      ----------
Income (loss) from continuing operations
  attributable to common shares              19,703        (91,543)      (51,081)     (221,708)      115,745
Discontinued operations                     (11,197)        35,611            --       (62,332)       17,586
                                           --------       --------      --------      --------      ---------
Income (loss) attributable to common
  shares before extraordinary item            8,506        (55,932)      (51,081)     (284,040)      133,331
Extraordinary loss from debt refinancing     (7,560)       (22,840)           --            --            --
                                           --------       --------      --------      --------      ---------
Net income (loss) attributable to
  common shares                                $946       $(78,772)     $(51,081)    $(284,040)     $133,331
                                           ========       ========      ========      ========      ========
Shares used in calculation of
per share data:
  Weighted average common and
    equivalent Series C preference
    shares outstanding                       53,647         52,033        51,427        51,804        47,834
  Less restricted common shares                (355)            --            --            --            --
  Dilutive effect of assumed exercise
    of options and warrants and
    assumed conversion of convertible
    subordinated debentures                     469             --            --            --         5,078
                                           --------       --------      --------      --------      ---------
                                             53,761         52,033        51,427        51,804        52,912
                                           ========       ========      ========      ========      ========
Fully diluted earnings (loss)
per common share:
  - Continuing operations                      $.37         $(1.76)        $(.99)       $(4.28)        $2.19
  - Discontinued operations                    (.21)           .69            --         (1.20)          .33
  - Extraordinary item                         (.14)          (.44)           --            --            --
                                           --------       --------      --------      --------      ---------
  - Net income (loss)                          $.02         $(1.51)        $(.99)       $(5.48)        $2.52
                                           ========       ========      ========      ========      ========

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